SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ___________________

                           iGames Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

                Nevada                                88-0501468
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

          5333 S. Arville, Suite 207, Las Vegas, NV          89118
           (Address of Principal Executive Office)         (Zip Code)

                 iGames Entertainment 2003 Stock Incentive Plan

                                       and

                               Consultant Services
                               ___________________

                                  Jeremy Stein
                           iGames Entertainment, Inc.
                           5333 S. Arville, Suite 207
                               Las Vegas, NV 89118
                     (Name and address of agent for service)
                                 (800) 530-1558
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                   The Law Office of James G. Dodrill II, P.A.
                             Attention: Jim Dodrill
                                5800 Hamilton Way
                              Boca Raton, FL 33496

                         CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
                                      Maximum        Maximum
Title of           Amount             Offering       Aggregate      Amount of
Securities to      to be              Price per      Offering       Registration
Be Registered      Registered(1)      Share          Price          Fee(2)
________________________________________________________________________________

Common Stock        1,800,000          $0.445        $801,000         $64.80

(1) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) the fee is calculated upon the basis of the average of the closing bid and ask prices quoted for shares of common stock of the registrant as reported on The Nasdaq OTC Bulletin Board quotation service on August 6, 2003.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement (the "Registration Statement") relates to the issuance of up to 1,500,000 shares of Common Stock issuable to persons who participate in the 2003 iGames Entertainment, Inc. 2003 Stock Incentive Plan (the "Plan") and to the issuance of 300,000 shares pursuant to a consulting agreement previously entered into by the iGames Entertainment, Inc..

         The documents containing the information specified in Part I of this Form S-8 (Plan information, Company information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of this Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY  REFERENCE.

     The following documents have been previously filed by iGames Entertainment, Inc. (the "Company") with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB filed on June 30, 2003 for the fiscal year ended March 31, 2003, which includes audited financial statements as of and for the year ended March 31, 2003.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2003.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File number. 000-49723, filed on April 4, 2002 under the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION  OF  SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.


         Not applicable.

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

ITEM 6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

         Articles VIII and IX of our Articles of Incorporation provide, among other things, that our directors and officers shall not be personally liable to us or our shareholders for damages for breach of fiduciary duty as a director or officer, except for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the unlawful payment of dividends.

         Accordingly, our directors and officers may have no liability to us or our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or that results in unlawful distributions to our shareholders.

         Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada Revised Statutes, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes. Our Articles of Incorporation also provide that to the extent that Nevada Revised Statutes is amended to permit further indemnification, we will so indemnify our directors and officers.

         Section 78.7502 of the Nevada Revised Statutes provides a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding.

         Article Eleven of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes as the same may be amended from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

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

EXHIBIT  NO.      EXHIBIT

    (4.1)         2003 Stock Incentive Plan

    (5.1)         Opinion of The Law Office of James G. Dodrill II, PA

   (23.1)         Consent of Sherb & Co., L.L.P.

   (23.2) Consent of The Law Office of James G. Dodrill II, PA (contained in Exhibit 5 hereto)


ITEM 9.  UNDERTAKINGS.


(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see
         Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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
                                 SIGNATURE PAGE
                                 --------------

         The Registrant, pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida on the 7th day of August 2003.


                                       iGAMES ENTERTAINMENT, INC.


                                       By: /s/Jeremy Stein
                                           ----------------------
                                           Jeremy Stein
                                           President and Chief Executive Officer
                                           (principal executive officer)


                                       By: /s/Adam C. Wasserman
                                           --------------------
                                           Adam C. Wasserman
                                           Chief Financial Officer
                                           (principal financial and
                                           accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                       Title                       Date

 /s/Jeremy Stein          President, Chief Executive        August 11, 2003
 -----------------        Officer and Director
 Jeremy Stein             (principal executive officer)

 /s/Adam C. Wasserman     Chief Financial Officer           August 11, 2003
 --------------------     (principal financial and
 Adam C. Wasserman        accounting officer)

 /s/Michele Friedman      Chairman of the Board and         August 11, 2003
 -------------------      Vice President
 Michele Friedman

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
                                  EXHIBIT INDEX
                                  -------------


 EXHIBIT NUMBER         ITEM
 --------------         ----

  Exhibit 4.1           2003 iGames Entertainment Stock Incentive Plan


  Exhibit 5.1           Opinion of The Law Office of James G. Dodrill II, P.A.


  Exhibit 23.1          Consent of The Law Office of James G. Dodrill II, P.A.
                        (included in Exhibit 5.1)


  Exhibit 23.2          Independent Auditors Consent.


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